Form N-SAR

Sub-Item 77Q1 (e)_1
Copies of New or Amended Registrant Investment Advisory Contracts
2-34393, 811-1879

Amendment to Janus Investment Fund Investment Advisory Agreement - Janus Explorer Fund is incorporated herein by reference to Exhibit 4(rrr) to Post-Effective Amendment No. 112 to Janus Investment Fund's registration statement on Form N-1A, filed on December 10, 2004, accession number 0001035704-04-000767 (File No. 2-34393).

Amendment to Janus Investment Fund Investment Advisory Agreement - Janus Research Fund is incorporated herein by reference to Exhibit 4(sss) to Post-Effective Amendment No. 112 to Janus Investment Fund's registration statement on Form N-1A, filed on December 10, 2004, accession number 0001035704-04-000767 (File No. 2-34393).

Amendment to Janus Investment Fund Amendment to Investment Advisory Agreement - Janus Explorer Fund is incorporated herein by reference to Exhibit 4(ttt) to Post-Effective Amendment No. 113 to Janus Investment Fund's registration statement on Form N-1A, filed on February 24, 2005, accession number 0001035704-05-000103 (File No. 2-34393).